NEWS RELEASE

                                                                        CONTACT:
                                                                 Karen L. Howard
                              Vice President-Finance and Chief Financial Officer
                                                   Columbus McKinnon Corporation
                                                            Phone:  716-689-5550
                                                        karen.howard@cmworks.com
                                                        ------------------------


            COLUMBUS MCKINNON COMPLETES SALE AND PARTIAL LEASEBACK OF
                   DUFF-NORTON DIVISION CHARLOTTE, NC FACILITY

AMHERST, N.Y., June 29, 2007 -- Columbus McKinnon Corporation (NASDAQ: CMCO), a leading designer, manufacturer and marketer of material handling products, today announced that it completed the sale of its approximately 240,000 square foot manufacturing facility in Charlotte, North Carolina occupied by its Duff-Norton division on June 22, 2007 to Patriot Pioneer Park, LLC. The Company will lease back approximately 150,000 square feet of the facility for its Duff-Norton operations under a 10-year lease agreement with the option to renew at the end of the lease term.

Net  proceeds  to  Columbus   McKinnon  for  the  sale  of  the  property   were
approximately $4.8 million which will be applied to reduce debt in its fiscal 2008 second quarter which ends on September 30, 2007. The Company will realize a deferred gain totaling $0.8 million over the life of the lease agreement.

Timothy T. Tevens, President and CEO of Columbus McKinnon commented, "The sale and leaseback of our Duff-Norton facility generates almost $5 million of additional cash for debt reduction, while keeping our Duff-Norton operations in its long-time location and eliminating the burden of managing and maintaining a large property. Primarily through our lean manufacturing efforts, we reduced the space required for Duff-Norton by almost 40%. We anticipate annual savings of approximately $100,000 as a result of leasing back only the portion of the building that we need versus full ownership."

He added, "This transaction adds to a series of sales of surplus and underutilized real estate, which have generated $18.3 million of proceeds since July 2003. Combined with the recently announced redemption of the remaining $22.1 million of our 10% Senior Secured Notes Due 2010 to occur in the second quarter, this sale further enables the execution of our debt reduction initiative consistent with our strategy to continue to improve our capital structure."

ABOUT COLUMBUS MCKINNON
-----------------------

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of material handling products, systems and services, which efficiently and ergonomically move, lift, position or secure material. Key products include hoists, cranes, chain and forged attachments. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available on its web site at HTTP://WWW.CMWORKS.COM.
----------------------

SAFE HARBOR STATEMENT

THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONCERNING FUTURE REVENUE AND EARNINGS, INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO DIFFER MATERIALLY FROM THE RESULTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS, INCLUDING GENERAL ECONOMIC AND BUSINESS CONDITIONS, CONDITIONS AFFECTING THE INDUSTRIES SERVED BY THE COMPANY AND ITS SUBSIDIARIES, CONDITIONS AFFECTING THE COMPANY'S CUSTOMERS AND SUPPLIERS, COMPETITOR RESPONSES TO THE COMPANY'S PRODUCTS AND SERVICES, THE OVERALL MARKET ACCEPTANCE OF SUCH PRODUCTS AND SERVICES, THE EFFECT OF OPERATING LEVERAGE, THE PACE OF BOOKINGS RELATIVE TO SHIPMENTS, THE ABILITY TO EXPAND INTO NEW MARKETS AND GEOGRAPHIC REGIONS, THE SUCCESS IN ACQUIRING NEW BUSINESS, THE SPEED AT
WHICH SHIPMENTS IMPROVE, AND OTHER FACTORS DISCLOSED IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS RELEASE.


                                       ###